EXHIBIT 10.3

SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

This Second Amendment to Stock Purchase Agreement (this “Amendment”) is made as of the 15 day of December, 2009 between HYCARBEX ASIA PTE. LTD., SINGAPORE, a company organized under the laws of Singapore (hereinafter referred to as “Hycarbex-Singapore”), HYCARBEX-AMERICAN ENERGY, INC., a Nevis West Indies corporation, originally organized in Texas, U.S.A. (hereinafter referred to as “Hycarbex”) and THE AMERICAN ENERGY GROUP, LTD., a Nevada, U.S.A., corporation (hereinafter referred to as “AEGG”).

WHEREAS, by virtue of a certain Stock Purchase Agreement dated as of November 9, 2003, (the “Stock Purchase Agreement”), among Hycarbex, AEGG and Hydro Tur (Energy) Ltd., an entity organized under the laws of Turkey (“Hydro Tur”), AEGG sold to Hydro Tur the capital stock of Hycarbex for the consideration of an 18% gross overriding royalty interest (the “18% Overriding Royalty”) in the Yasin Exploration Block covered by Republic of Pakistan Exploration License No. 2768-7 (hereinafter referred to as the “Yasin Concession Area”);

WHEREAS, by virtue of a certain Amendment to Stock Purchase Agreement dated as of the 16th of February, 2004, (the “First Amendment”), among Hycarbex, AEGG and Hydro Tur, the Stock Purchase Agreement was amended by the parties to remove certain contingencies and adjustment criteria related to the 18% overriding royalty interest;

WHEREAS, Hycarbex-Singapore has succeeded to the ownership interest of Hydro Tur as to the Hycarbex stock and is now the parent of Hycarbex; and

WHEREAS, Hycarbex-Singapore, Hycarbex and AEGG desire to further amend the Stock Purchase Agreement as provided herein;

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, Hycarbex-Singapore, Hycarbex and AEGG agree as follows:

1.   Ratification of Stock Purchase Agreement and First Amendment.  Except as modified by this Second Amendment, the Stock Purchase Agreement, as previously modified by the First Amendment, is hereby stipulated to be in full force and effect and is hereby ratified by the undersigned parties, including without limitation, the indemnification provisions set forth in Section 4.2 of the Stock Purchase Agreement.  The obligations of Hydro Tur and Hycarbex in the Stock Purchase Agreement as amended by the First Amendment (and as amended hereby) shall be deemed to now be the obligations of Hycarbex-Singapore and Hycarbex.

2.   Further Clarification as to Pakistan Income and Excise Taxes.  In further clarification of Sections 1.3 and 2.2.7 of the Stock Purchase Agreement, the 18% Overriding Royalty interest shall not be reduced by any Pakistan-based taxes, whether income taxes, excise taxes or otherwise, and shall be payable to AEGG out of gross production without deductions or setoffs of any kind.  To the extent that the 18% Overriding Royalty is assessed any Pakistan-based taxes, the taxes shall be paid by Hycarbex out of the Hycarbex share of production only.

3.   Amendment to Sections 5.1 and 5.2 Regarding Arbitration.  Sections 5.1 and 5.2 of the Stock Purchase Agreement are hereby deleted and replaced with the following:

“5.1     BINDING ARBITRATION.  ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THE STOCK PURCHASE AGREEMENT OR ANY AMENDMENT, OR THE CONSTRUCTION, INTERPRETATION OR ALLEGED BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION CONDUCTED IN LONDON, UNITED KINGDOM.  IN SUCH PROCEEDINGS, EACH PARTY SHALL SELECT AN ARBITRATOR AND EACH SUCH SELECTED ARBITRATOR SHALL THEN MUTUALLY SELECT A THIRD ARBITRATOR.  THE PROCEEDINGS SHALL BE CONDUCTED BY THE INTERNATIONAL CHAMBER OF COMMERCE’S INTERNATIONAL COURT OF ARBITRATION.  THE ARBITRATOR SHALL HAVE JURISDICTION TO DETERMINE ANY SUCH CLAIM AND MAY GRANT ANY RELIEF AUTHORIZED BY LAW OTHER THAN PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING SPECIFIC PERFORMANCE.  EACH PARTY TO THE ARBITRATION SHALL BEAR THE INITIAL FILING FEES AND CHARGES REQUIRED BY THE GOVERNING ARBITRATION BODY, PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD REIMBURSEMENT OF ALL SUCH COSTS AND FEES TO THE PREVAILING PARTY AS A PART OF ITS AWARD.  THIS PARAGRAPH SHALL LIKEWISE BE SPECIFICALLY ENFORCEABLE IN A COURT OF COMPETENT JURISDICTION SHOULD THE PARTY NOT DEMANDING ARBITRATION REFUSE TO PARTICIPATE IN OR FULLY COOPERATE WITH THE ARBITRATION PROCESS.”

4.           Amendment to Section 6.5 Regarding Communications.  Section 6.5 of the Stock Purchase Agreement is hereby deleted and replaced with the following:

“6.5.      Communications and Notices.  Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing by registered U.S. Mail, return receipt requested, postage prepaid, overnight courier, prepaid telegram, fax or personal delivery to the address below or to such other address or to the attention of such other person as shall be designated in writing by any party to the other party hereafter.  All notices will be deemed to have been given as of the date of receipt.  The initial contact information is as follows:

If to Hycarbex:	Hycarbex Inc Attn: Iftikhar A. Zahid #3 Street 32, F-8/1 Islamabad, PAKISTAN FAX: 92-51-2855717

If to Hycarbex-Singapore:	Hycarbex Asia Pte. Ltd., Singapore Attn: Ozren Bakaric 5 Shenton Way #14-04106 UIC Bldg SINGAPORE 068808 FAX: +656223M43

If to AEGG	American Energy Group, Ltd. Attn: Pierce Onthank 1 Gorham Island, Suite 303 Westport, CT USA 06680 FAX: 203- 226-6662”

5.           Binding on Successors and Assigns.  This Second Amendment shall inure to and be binding upon Hycarbex-Singapore, Hycarbex and AEGG and their respective successors and assigns.

SIGNATURES APPEAR ON FOLLOWING PAGE

EXECUTED as of the date set forth first above.

“Hycarbex-Singapore”

HYCARBEX ASIA PTE. LTD., SINGAPORE

By:
Ozren Bakaric, Director

“Hycarbex”

HYCARBEX-AMERICAN ENERGY, INC

By:
Dr. Iftikhar A. Zahid, President

“AEGG”

THE AMERICAN ENERGY GROUP, LTD.

By:
Pierce Onthank, President and CEO